UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 16, 2015

AMERICAN SHARED HOSPITAL SERVICES

(Exact name of registrant
as specified in charter)

California	1-08789	94-2918118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3700, San Francisco, CA 94111

(Address of principal executive offices)

Registrant’s telephone number, including area code 415-788-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Securities Holders.

The Company’s Annual Shareholders Meeting (“Meeting”) was held on June 16, 2015. There were present in person or by proxy at said Meeting shareholders voting 5,064,414 shares that represent 94.46% of the 5,361,370 shares outstanding and entitled to vote at the Meeting which represented a quorum. At the Meeting, the shareholders:

1)	Voted on the Election of Directors as follows:

Nominee	For	Withheld	Broker Non-Vote
Ernest A. Bates, M.D.	2,408,735	318,872	2,336,807
David A. Larson, M.D.	2,408,475	319,132	2,336,807
S. Mert Ozyurek	2,380,109	347,498	2,336,807
John F. Ruffle	2,406,475	321,132	2,336,807
Raymond C. Stachowiak	2,409,235	318,372	2,336,807
Stanley S. Trotman, Jr.	2,206,365	321,242	2,336,807

All six individuals were elected to serve on the Board of Directors for the following year.

2)	Voted on our Executive Compensation. There were 2,071,362 votes for, 633,543 votes against, 22,702 votes abstained, and 2,336,807 broker non-votes. The votes ‘for’ constituted a majority of those voting in person or by proxy, and also represented at least a majority of the voting power required to constitute a quorum at the Annual Meeting.

3)	Voted on the amendment and restatement of the Incentive Compensation Plan. There were 2,287,248 votes for, 419,804 votes against, 20,555 votes abstained, and 2,336,807 broker non-votes. The votes ‘for’ constituted a majority of those voting in person or by proxy, and also represented at least a majority of the voting power required to constitute a quorum at the Annual Meeting.

4)	Voted on the ratification of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm. There were 4,675,783 votes for, 369,618 votes against, 19,013 votes abstained, and 0 broker non-votes. The votes ‘for’ constituted a majority of those voting in person or by proxy, and also represented at least a majority of the voting power required to constitute a quorum at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Shared Hospital Services
Date:	June 17, 2015	By:	/s/ Ernest A. Bates, M.D.
			Name:	Ernest A. Bates, M.D.
			Title:	Chairman and CEO